                                                                     EXHIBIT 2.1




                              ACQUISITION AGREEMENT


                                       AND


                                 PLAN OF MERGER











                          DATED AS OF NOVEMBER 7, 1997

                                TABLE OF CONTENTS



ARTICLE I.  CERTAIN DEFINITIONS....................................................................1
  SECTION 1.01.       Certain Definitions..........................................................2
  SECTION 1.02.       Accounting Terms; GAAP......................................................16

ARTICLE II.  THE TRANSACTIONS; THE CLOSING........................................................17
  SECTION 2.01.       The Transactions............................................................17
  SECTION 2.02.       Effective Time..............................................................17
  SECTION 2.03.       The KSHC Merger.............................................................17
  SECTION 2.04.       Effect of KSHC Merger on Capital Stock......................................18
  SECTION 2.05.       Payments of Consideration in the KSHC Merger................................18
  SECTION 2.06.       Stock Transfer Books........................................................19
  SECTION 2.07.       Documents to be Delivered at Closing........................................19

ARTICLE III.  ADJUSTMENT CONSIDERATION............................................................20
  SECTION 3.01.       Adjustment Events...........................................................20
  SECTION 3.02.       Working Capital Adjustment..................................................22
  SECTION 3.03.       Repair Costs Adjustment.....................................................23
  SECTION 3.04.       Payment of KSHC Post Closing Adjustment Consideration.......................24

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF KSHC...............................................24
  SECTION 4.01.       Organization and Qualification; Subsidiaries................................24
  SECTION 4.02.       Charters and By-Laws........................................................25
  SECTION 4.03.       Capitalization..............................................................25
  SECTION 4.04.       Authority Relative to this Agreement........................................25
  SECTION 4.05.       No Conflict; Required Filings and Consents..................................26
  SECTION 4.06.       Compliance; Permits.........................................................26
  SECTION 4.07.       Financial Statements........................................................27
  SECTION 4.08.       Absence of Certain Changes or Events........................................27
  SECTION 4.09.       Absence of Litigation.......................................................27
  SECTION 4.10.       Benefit Plans...............................................................28
  SECTION 4.11.       Transactions with Certain Persons...........................................28
  SECTION 4.12.       Labor Matters...............................................................28
  SECTION 4.13.       Owned Property..............................................................28
  SECTION 4.14.       Real Property Contracts.....................................................28
  SECTION 4.15.       Contracts...................................................................29
  SECTION 4.16.       Taxes.......................................................................29
  SECTION 4.17.       Environmental Matters.......................................................29
  SECTION 4.18.       Intellectual Property.......................................................30
  SECTION 4.19.       Brokers and Finders.........................................................30

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PARENT AND KSHC MERGER SUB..........................30

  SECTION 5.01.       Organization and Qualification; Subsidiaries................................31
  SECTION 5.02.       Charters and By-Laws........................................................31
  SECTION 5.03.       Capitalization..............................................................31
  SECTION 5.04.       Authority Relative to this Agreement........................................32
  SECTION 5.05.       No Conflict; Required Filings and Consents..................................32
  SECTION 5.06.       SEC Filings; Financial Statements...........................................33
  SECTION 5.07.       Brokers and Finders.........................................................33
  SECTION 5.08.       Commitment Letter...........................................................33
  SECTION 5.09.       Fairness Opinion............................................................33

ARTICLE VI.  CONDUCT OF BUSINESS PENDING THE MERGER...............................................34
  SECTION 6.01.       Conduct of Business by the KSHC Entities Pending the KSHC Merger............34
  SECTION 6.02.       Conduct of Business by Parent Pending the Parent Merger.....................35
  SECTION 6.03.       No Solicitation.............................................................35

ARTICLE VII.  ADDITIONAL AGREEMENTS...............................................................36
  SECTION 7.01.       Access to Information.......................................................36
  SECTION 7.02.       Consents; Approvals.........................................................36
  SECTION 7.03.       Further Action..............................................................37
  SECTION 7.04.       Public Announcements........................................................37
  SECTION 7.05.       Listing of Parent Shares....................................................38
  SECTION 7.06.       Payment of Transfer Taxes...................................................38
  SECTION 7.07.       Parent Financing............................................................38
  SECTION 7.08.       Indemnity; Insurance........................................................38
  SECTION 7.09.       Delivery of Pre-Closing Documents...........................................39
  SECTION 7.10.       Accountant Consents.........................................................39
  SECTION 7.11.       Releases....................................................................40
  SECTION 7.12.       Designated Transactions by Katz or Schwartz.................................40
  SECTION 7.13.       Atlantic City Property......................................................41
  SECTION 7.14.       Financial Statement Compliance..............................................41
  SECTION 7.15.       Special Philadelphia Asset..................................................41

ARTICLE VIII.  CONDITIONS TO THE TRANSACTIONS.....................................................42
  SECTION 8.01.       Conditions to Obligations of Each Party to Effect the Transactions..........42
  SECTION 8.02.       Additional Conditions to Obligations of Parent and Merger Subs..............42
  SECTION 8.03.       Additional Conditions to Obligations of KSHC................................43
  SECTION 8.04.       Third Party Consents........................................................44

ARTICLE IX.  TERMINATION..........................................................................44
  SECTION 9.01.       Termination.................................................................44
  SECTION 9.02.       Effect of Termination.......................................................45
  SECTION 9.03.       Fees and Expenses...........................................................45

ARTICLE X.  GENERAL PROVISIONS....................................................................45
  SECTION 10.01.      Effectiveness of Representations, Warranties and Agreements.................45

  SECTION 10.02.      No Other Representations and Warranties.....................................46
  SECTION 10.03.      Notices.....................................................................46
  SECTION 10.04.      Amendment...................................................................47
  SECTION 10.05.      Waiver......................................................................47
  SECTION 10.06.      Headings....................................................................47
  SECTION 10.07.      Severability................................................................48
  SECTION 10.08.      Entire Agreement............................................................48
  SECTION 10.09.      Assignment..................................................................48
  SECTION 10.10.      Enforcement.................................................................48
  SECTION 10.11.      Failure or Indulgence Not Waiver; Remedies Cumulative.......................48
  SECTION 10.12.      Governing Law...............................................................48
  SECTION 10.13.      Waiver of Jury Trial........................................................49
  SECTION 10.14.      Counterparts................................................................49

                    ACQUISITION AGREEMENT AND PLAN OF MERGER

         ACQUISITION AGREEMENT AND PLAN OF MERGER, dated as of November 7, 1997, by and among KINNEY SYSTEM HOLDING CORP., a New York corporation ("KSHC"), CENTRAL PARKING CORPORATION, a Tennessee corporation ("Parent") and KSHC PARALLEL PARKING, INC., a New York corporation and a wholly-owned subsidiary of Parent ("KSHC Merger Sub").


                                   WITNESSETH:

         WHEREAS, the Board of Directors of each of KSHC, Parent and KSHC Merger Sub has determined that it is advisable and in the best interests of their respective shareholders for Parent to enter into a business combination with KSHC upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of Parent and the Board of Directors and shareholders of KSHC Merger Sub have approved the merger (the "KSHC Merger") of KSHC Merger Sub with and into KSHC in accordance with the applicable provisions of the NYBCL, and upon the terms and subject to the conditions set forth herein;

         WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and KSHC to enter into this Agreement, Parent and the shareholders of KSHC have entered into the Lock-up Agreement, pursuant to which the shareholders of KSHC have agreed, among other things, (i) in the case of Schwartz, to enter into the Schwartz Stock Purchase Agreement at the Closing, and (ii) in the case of all such shareholders, not to sell, transfer, pledge, assign or otherwise dispose of any shares of KSHC Common Stock owned or held by them, or enter into any contract to accomplish any of the foregoing prior to the Closing, with certain exceptions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, KSHC, Parent and KSHC Merger Sub hereby agree as follows:


                                   ARTICLE I.

                               CERTAIN DEFINITIONS

         SECTION 1.01. Certain Definitions. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

                  "Acquisition Proposal" means, except as set forth in the KSHC Disclosure Schedule, any of the following transactions involving KSHC or any of its Affiliates, as the case may be, (other than the Transactions): (a) any sale or other disposition of capital stock or other equity interests, or any sale, dividend (other than a Permitted Dividend) or other disposition of all or any portion of the business, assets and properties of such Person (including by merger or other business combination) other than in the ordinary course of business, or
         (b) any acquisition of any business or assets or similar transaction by such Person (other than any KSHC Approved Acquisition); it being expressly understood that any KSHC Real Property Contract involving payments to or from any KSHC Entity of less than or equal to $2 million on an annual basis entered into by KSHC or any of its respective Affiliates in the ordinary course of business shall not be considered an acquisition of any business or assets or similar transaction.

                  "Actions" means any claim, action, suit, proceeding or investigation.

                  "Affiliate" means, with respect to a Person, another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, the first mentioned Person.

                  "Agreement" means this Acquisition Agreement and Plan of Merger, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

                  "Antitrust Division" means the Antitrust Division of the Department of Justice.

                  "Approvals" means, with respect to any Person, all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders necessary to own, lease and operate the properties of such Person.

                  "Authorized Representatives" means, with respect to any Person, the respective officers, employees, counsel, accountants and other authorized representatives of such Person.

                  "Balance Sheet Adjustment Event" means, with respect to the KSHC Entities, one or more non-recurring events that cause either an increase in non-current liabilities or a decrease in non-current assets (net of any increase in non-current assets or decrease in non-current liabilities arising from such or other non-recurring events) in an amount determined in accordance with GAAP, applied on a consistent basis, that has not been recorded or otherwise disclosed in the KSHC Financial Statements, the KSHC Five Month Financial Statements or the KSHC Disclosure Schedule as in effect on the date hereof (without giving effect to any subsequent disclosures after the date hereof and prior to the Effective Time); it being expressly understood that (a) any event to the extent included in calculating Income Adjustment Events, (b) any liabilities disclosed to Parent associated with any KSHC Approved Acquisition, (c) any adjustment to Current Assets or any Current Liability to the extent included in the calculation of Closing Date Net

         Working Capital or (d) any KSHC Repair Costs, shall not be included in calculating a Balance Sheet Adjustment Event.

                  "Base Period Trading Price" means, as of any date, the average daily closing price per share of Parent Common Stock for the 30-Business Day period ending on the third Business Day before such date, rounded to the nearest cent. As used in this definition, the daily closing price per share shall be the closing price for NYSE-Composite transactions in Parent Common Stock as reported by the NYSE.

                  "Beneficial Ownership" and "Beneficially Own" have the meanings ascribed thereto in Rule 13d-3 under the Exchange Act.

                  "Benefit Plan" means, with respect to any Person, each plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock related awards (including but not limited to stock options), severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any current or former employees, agents, directors or independent contractors or any beneficiaries or dependents of any such current or former employees, agents, directors or independent contractors (other than directors' and officers' liability policies), whether or not insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of such Person or any Subsidiary of such Person.

                  "Business" means, with respect to any Person, the business as currently being conducted by such Person in the parking industry.

                  "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a day on which banks in New York, New York are required or authorized to be closed.

                  "Carell" means Monroe J. Carell, Jr.

                  "Cash Equivalents" means (a) obligations issued or guaranteed by the United States of America; (b) certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $50 million; (c) commercial paper rated A-2 or the equivalent thereof by Moody's Investors Service, Inc. or at least P-2 or the equivalent thereof by Standard & Poor's Corporation; (d) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $50 million relating to United States of America government obligations; and (e) shares of "money market funds," having net assets of not less than $100 million, preferred stock funds or triple tax exempt municipal bond funds; in the case of each of clauses (a), (b),

         (c) and (d) maturing or being due or payable in full not more than 180 days after the date of acquisition thereof.

                  "Closing" has the meaning ascribed thereto in Section 2.01(b).

                  "Closing Date" has the meaning ascribed thereto in Section 2.01(b).

                  "Closing Date Net Working Capital" means an amount equal to Current Assets minus Current Liabilities, in each case determined as of the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commitment Letter" means the Commitment Letter, dated September 30, 1997, from NationsBank of Tennessee, N.A. to Parent setting forth the terms of financing sufficient for consummation of the Transactions, as the same may be amended, modified or supplemented from time to time.

                  "Confidentiality Agreements" means the Phase I Confidentiality Agreement, the Phase II Confidentiality Agreement and Phase III Confidentiality Agreement, collectively.

                  "Consulting Agreements" shall mean each of (a) the Consulting Agreement between Parent and Schwartz in the form attached hereto as Exhibit A-1 and (b) the Consulting Agreement between Parent and Katz in the form attached hereto as Exhibit A-2.

                  "Contracts" means, with respect to any Person, any note, bond, mortgage, indenture, contract, option, agreement, lease, franchise or other instrument or obligation (other than any KSHC Real Property Contract).

                  "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  "Controlled group" has the meaning set forth in Section 412(n)(6)(B) of the Code.

                  "Current Assets" means an amount equal to (a) current assets as set forth on the KSHC Closing Date Balance Sheet minus (b) the current portion of deferred income tax assets to the extent included in clause (a), above.

                  "Current Liabilities" means an amount equal to (a) current liabilities set forth on the KSHC Closing Date Balance Sheet minus (b) the sum of (i) the current portion of long-term debt, capital lease obligations and notes payable to the extent included in clause (a), above, (ii) any KSHC Repair Costs to the extent included in clause (a), above, in each case as set forth on the KSHC Closing Date Balance Sheet, (iii) the current portion of deferred income tax liabilities, to the extent included in clause (a), above, (iv) the current portion of any liability payable to Schwartz and (v) the current portion of any liability associated with key money payments or capital expenditure obligations (to the extent included in Current Assets) incurred in connection with KSHC Approved Acquisitions, to the extent included in clause (a) above.

                  "Designated Accounting Firm" shall mean Arthur Andersen LLP, or if Arthur Andersen LLP shall decline or otherwise be unable to perform the engagement in question, another firm of independent certified public accountants of nationally recognized standing (other than the KSHC Accountants and KPMG Peat Marwick) mutually acceptable to the parties hereto which are affected by the matter being submitted to the Designated Accounting Firm.

                  "Designated Engineer" means an independent, qualified engineer, who shall also be an attorney, of nationally recognized standing and mutually acceptable to the parties hereto.

                  "EBITDA" means, with respect to any Person and for any period, the consolidated or combined, as the case may be, net income for such period plus (a) the sum of, without duplication, to the extent deducted in computing consolidated or combined net income, (i) income tax expense, (ii) interest expense, (iii) depreciation, amortization (exclusive of deferred rent amortization) and other non-cash charges and (iv) any extraordinary or non-recurring losses or expenses, minus
         (b) the sum of (without duplication), to the extent included in computing consolidated net income, (i) interest or dividend income and
         (ii) any extraordinary or non-recurring gains or income, all as determined in accordance with GAAP, where applicable, consistently applied.

                  "Effective Time" has the meaning ascribed thereto in Section 2.02.

                  "Environmental Laws" means all federal, state or local laws, common law or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, presence, treatment, storage, disposal, transport, or handling of Hazardous Materials.

                  "ERISA" means the Employment Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

                  "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

                  "Fairness Opinion" has the meaning ascribed thereto in Section 5.09.

                  "FTC" means the Federal Trade Commission.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Governmental Body" means any government or political subdivision thereof, whether foreign or domestic, federal, state, provincial, county, local, municipal or regional, or any other governmental entity, any agency, authority, department, division or instrumentality of any such government, political subdivision, or other governmental entity, any court, arbitral tribunal or arbitrator, and any non-governmental regulating body, to the extent that the rules, regulations or orders of such body have the force of law.

                  "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, asbestos or asbestos-containing materials, gasoline, diesel fuel, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," or "contaminants" under any Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, collectively, as the same may be from time to time supplemented or amended and remain in effect.

                  "Income Adjustment Event" means, with respect to the KSHC Entities, one or more recurring events that result in a decrease as determined in accordance with GAAP, applied on a consistent basis, to EBITDA on an annualized basis (net of any increase arising from such or other recurring events) that has not been recorded or otherwise disclosed in the KSHC Financial Statements, the KSHC Five Month Financial Statements or the KSHC Disclosure Schedule as in effect on the date hereof (without giving effect to any subsequent disclosures after the date hereof and prior to the Effective Time); it being expressly understood that (a) any event to the extent included in calculating Balance Sheet Adjustment Events, (b) any adjustment to Current Assets or any Current Liabilities to the extent included in Closing Date Net Working Capital or (c) KSHC Repair Costs, shall not be included in the calculation of Income Adjustment Events.

                  "Intellectual Property Rights" means, with respect to any Person, the patents, registered and material unregistered trademarks, trade names and service marks, registered copyrights and any applications therefor owned by such Person or any Subsidiary of such Person.

                  "Investment Assets" shall mean, with respect to KSHC, investments made outside of the Business of KSHC as set forth on Schedule K-3.

                  "IRS" means the United States Internal Revenue Service.

                  "Katz" means Lewis Katz.

                  "Knowledge" means (a) in the case of KSHC, the actual knowledge of Katz, Schwartz, Philip Mittleman or Michael Michalofsky and (b) in the case of Parent, the actual knowledge of Carell, James H. Bond, William R. Porter, Henry Abbott or Stephen A. Tisdell, in each such case without the necessity of any independent investigation; provided, however, that, in the case of KSHC, either Michael Michalofsky or Philip Mittleman shall be required to review with Victor Lopez the representations and warranties set forth in Article IV.

                  "KSHC" has the meaning ascribed thereto in the opening paragraph of this Agreement.

                  "KSHC Accountants" shall mean David Berdon & Co. LLP.

                  "KSHC Adjusted EBITDA" means the EBITDA of KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entities) on a consolidated basis for the five month period ended May 31, 1997 plus
         (a) the sum of (i) to the extent not included in calculating EBITDA of KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entities) on a consolidated basis for such five month period that portion of EBITDA attributable to the interest of any KSHC Entity in corporations, joint ventures, limited liability companies or partnerships, (ii) to the extent included in calculating EBITDA of KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entities) on a consolidated basis for such five month period owners' compensation (including, but not limited to, salary, payroll taxes, personal legal and consulting fees of owners, benefits and charitable contributions), (iii) to the extent included in calculating EBITDA of KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entities) on a consolidated basis for such five month period fees and expenses of advisors relating to the Transactions and costs associated with the preparation of appraisals and engineering reports, (iv) to the extent included in calculating EBITDA of KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entities) on a consolidated basis for such five month period, start-up expenses and operating losses in the amount of $300,079 associated with certain KSHC Real Property Contracts and acquisitions of KSHC Owned Property (including, but not limited to, amortization of key money and extension fees), (v) interest income and amortization of note receivable booked in accordance with GAAP relating to each of (A) the Sublease, dated October 10, 1975, between KSI and the City of New York, (B) the Sublease, dated October 31, 1973, between KSI and the City of New York and (C) the Sublease, dated March 13, 1973, between KSI and City of New York, as amended, (vi) to the extent included in calculating EBITDA of KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entitites) on a consolidated basis for such five month period, that portion of expenses relating to retention bonuses, (vii) costs associated with the preparation of financial statements in excess of $43,000 ($8,600 per month), (viii) to the extent included in calculating EBITDA of KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entitites) on a consolidated basis for such five month period expenses the benefit of which relate to time periods subsequent to the five month period ended May 31, 1997, and (ix) to the extent included in calculating EBITDA of KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entitites) on a consolidated basis for such five month period compensation expense relating to Schwartz minus (b) rent expense associated with the KSHC Real Property Contracts and certain revenue control equipment which was capitalized in determining EBITDA for such period in accordance with GAAP but will be treated as "Operating Leases" for purposes of determining KSHC Adjusted EBITDA.

                  "KSHC Adjusted EBITDA Report" means a report prepared by KSHC or the KSHC Accountants and delivered to Parent setting forth the calculation of the KSHC Adjusted EBITDA and delivered concurrently with the KSHC Five Month Financial Statements.

                  "KSHC Adjustment Event" means any Income Adjustment Event or any Balance Sheet Adjustment Event with respect to the KSHC Entities.

                  "KSHC Adjustment Event Amount" means an amount equal to (a) the difference between (i) the value of Balance Sheet Adjustment Events relating to any KSHC Entity and (ii) $5 million plus (b) (I) the difference between (i) an amount equal to the value of Income Adjustment Events relating to any KSHC Entity and (ii) $250,000 multiplied by (II) 11.9; provided, however, that (x) the amount under clause (a) above shall not be less than zero and greater than $7.5 million and (y) the amount under clause (b)(I) above shall not be less than zero and greater than $1.25 million.

                  "KSHC Adjustment Event Notice" has the meaning ascribed thereto in Section 3.01.

                  "KSHC Approved Acquisition" means an acquisition of any business or assets or similar transaction by KSHC or any of its Affiliates which: (a) if entered into prior to the date hereof, was not reflected in the KSHC Adjusted EBITDA and is set forth on Schedule AA-1; or (b) if entered into or (without duplication) consummated after the date hereof, shall have received the prior written consent of Parent; it being expressly understood that any KSHC Real Property Contract involving payments to or from any KSHC Entity of less than or equal to $2 million on an annual basis entered into by KSHC or any of its Affiliates in the ordinary course of business shall not be considered an acquisition of any business or assets or similar transaction.

                  "KSHC Assumed Indebtedness" means an amount equal to (a) the aggregate amount of purchase money indebtedness and indebtedness for borrowed money of the KSHC Entities as of the Closing Date minus (b) any purchase money indebtedness and indebtedness for borrowed money incurred by or on behalf of the KSHC Entities, any of their Affiliates or any of their respective shareholders, partners or members in connection with KSHC Approved Acquisitions; it being expressly understood that KSHC Assumed Indebtedness shall not include capitalized lease obligations.

                  "KSHC Board" means the board of directors of KSHC.

                  "KSHC By-Laws" means the by-laws of KSHC, as amended.

                  "KSHC Certificate of Merger" has the meaning ascribed thereto in Section 2.02.

                  "KSHC Charter" means the certificate of incorporation of KSHC, as amended.

                  "KSHC Closing Cash Consideration Adjustment" means an amount set forth on the KSHC Closing Cash Consideration Schedule equal to, as of the Closing Date:

                           (a) the amount by which the KSHC Assumed Indebtedness
                  is less than (in which case the amount shall be a positive number) or exceeds (in which case the amount shall be a negative number) $18.6 million;

                           plus

                           (b) an amount equal to the aggregate sums (if any)
                  paid or advanced by or on behalf of KSHC, any of its Affiliates or any of their respective shareholders, partners or members in connection with (i) KSHC Approved Acquisitions or (ii) key money, security deposits (excluding the Current Asset portion), brokerage fees, lease extension fees and obligations to make capital improvements which benefit future periods paid by or on behalf of any KSHC Entity in connection with KSHC Real Property Contracts (A) that is set forth on Schedule AA-1 or (B) entered into with the prior written consent of Parent, as set forth on the KSHC Closing Cash Consideration Adjustment Schedule;

                           plus (in the case of a positive number) or minus (in the case of a negative number)

                           (c) (i) the amount representing (A) the difference
                  (whether positive or negative) in between (1) $6.653 million ("KSHC Target EBITDA") minus KSHC Adjusted EBITDA attributable to KSHC Excluded Entities and (2) KSHC Final Adjusted EBITDA divided by (B) 39% multiplied by (ii) 11.9.

                  "KSHC Closing Date Balance Sheet" means a balance sheet as of the Closing Date for the KSHC Entities, prepared in accordance with GAAP applied on a consistent basis.

                  "KSHC Common Stock" means the common stock of KSHC, par value $.01 per share.

                  "KSHC Designated Entities" means Silou Corp., Lousil Corp., Cromwell Louisville Associates L.P., Cromwell Louisville Inc., Cromwell Silver Towers L.P., Cromwell Silver Towers Inc., Cromwell Underhill Associates L.P., Cromwell Underhill Inc. and Samuel Rappaport Limited Partnership, Ztak Aviation, Inc. and SK Travel L.L.C.

                  "KSHC Disclosure Schedule" means the written disclosure schedule delivered hereunder by KSHC to Parent.

                  "KSHC Entities" means KSHC and its Subsidiaries, including the KSHC Included Entities and excluding the KSHC Excluded Entities; it being expressly understood that the KSHC Entities shall not include the KSHC Designated Entities.

                  "KSHC Excluded Entities" means the entities or assets set forth on Schedule K-1, as such schedule may be modified from time to time at any time with the prior consent of Parent.

                  "KSHC Final Adjusted EBITDA" means an amount determined as of the Closing Date equal to (a) the KSHC Adjusted EBITDA minus (b) any portion of such KSHC Adjusted EBITDA attributable to the KSHC Excluded Entities, as set forth on the KSHC Final Adjusted EBITDA Schedule.

                  "KSHC Final Adjusted EBITDA Schedule" means a schedule delivered by KSHC or the KSHC Accountants setting forth the calculation of the KSHC Final Adjusted EBITDA.

                  "KSHC Financial Statements" has the meaning ascribed thereto in Section 4.07(a).

                  "KSHC Five Month Financial Statements" means (a) a balance sheet as of May 31, 1997, (b) a profit and loss statement for the five month period ended May 31, 1997 and (c) a statement of cash flows for the five month period ended May 31, 1997, in each case (i) for KSHC and its consolidated Subsidiaries (other than the KSHC Designated Entities), (ii) audited by, and accompanied by a written unqualified opinion thereon of, the KSHC Accountants and (iii) prepared in accordance with GAAP consistently applied.

                  "KSHC Included Entities" means the entities set forth on Schedule K-2 hereto, as such Schedule may be modified by KSHC in its sole discretion from time to time at any time prior to the Effective Time to include Persons formed for the purposes of effecting a KSHC Approved Acquisition.

                  "KSHC Indemnified Parties" has the meaning ascribed thereto in
         Section 7.08.

                  "KSHC Initial Shareholders" means Katz and Schwartz.

                  "KSHC Merger" has the meaning ascribed thereto in the recitals to this Agreement.

                  "KSHC Merger Sub" has the meaning ascribed thereto in the opening paragraph of this Agreement.

                  "KSHC Organizational Documents" means the KSHC Charter, the KSHC ByLaws and the Subsidiary Documents of each of the Subsidiaries of KSHC.

                  "KSHC Outstanding Shares" means the shares of KSHC Common Stock issued and outstanding as of the Closing Date other than the shares of the KSHC Common Stock purchased by Parent pursuant to the transactions contemplated by the Schwartz Stock Purchase Agreement.

                  "KSHC Owned Property" has the meaning ascribed thereto in
         Section 4.13.

                  "KSHC Pre-Closing Documents" has the meaning ascribed thereto in Section 7.09(a).

                  "KSHC Post Closing Adjustment Consideration" means an amount in cash equal to (a) the amount (if any) by which the Closing Date Net Working Capital of KSHC exceeds zero minus (b) the sum of (i) the amount (if any) by which the Closing Date Net Working Capital of KSHC is less than zero, (ii) the aggregate amount of all KSHC Adjustment Event Amounts and (iii) the aggregate amount of all KSHC Repair Cost Amounts.

                  "KSHC Real Property Contracts" has the meaning ascribed thereto in Section 4.14.

                  "KSHC Repair Costs" means the aggregate cost of structural or other repairs required by any KSHC Real Property Contract to be made by any KSHC Entity to any single leased, owned or managed Business site of such KSHC Entity.

                  "KSHC Repair Costs Amount" means an amount equal to the difference between (a) the KSHC Repair Costs and (b) $2 million; provided, however, that such amount shall not be less than zero.

                  "KSHC Repair Schedule" has the meaning ascribed thereto in
         Section 3.03(a).

                  "KSHC Representative" has the meaning ascribed thereto in the Shareholders' Agreement.

                  "KSHC Surviving Corporation" means the surviving corporation after the KSHC Merger.

                  "KSHC Target EBITDA" has the meaning ascribed thereto in the definition of KSHC Closing Cash Consideration Adjustment in Section 1.01.

                  "KSHC Working Capital Report" has the meaning ascribed thereto in Section 3.02(a)(i).

                  "Liens" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Lock-up Agreement" means the Lock-up Agreement, dated as of the date hereof, among Parent, KSHC and the KSHC Initial Shareholders, as the same may be amended, modified or supplemented from time to time.

                  "Losses" means any losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, penalties, and amounts paid in settlement.

                  "Material Adverse Effect" means, when used in connection with the KSHC Entities, taken as a whole, any change or changes that causes
         (a) a recurring decrease (net of any increase arising from such or other recurring changes) determined in accordance with GAAP on an annualized basis to EBITDA in an amount equal to or greater than $1.5 million that has not been recorded or otherwise disclosed in the KSHC Financial Statements, the KSHC Five Month Financial Statements or the KSHC Disclosure Schedule as in effect on the date hereof (without giving effect to any subsequent disclosures after the date hereof and prior to the Effective Time) as the case may be, or (b) an increase in non-current liabilities or a decrease in non-current assets (net of a decrease in non-current liabilities or an increase in non-current assets arising from such changes) in an amount determined in accordance with GAAP on a pre-tax basis equal to or greater than $12.5 million that has not been recorded or otherwise disclosed in the KSHC Financial Statements or the KSHC Disclosure Schedule, as the case may be; it being expressly understood that (a) any KSHC Adjustment Event, (b) any liabilities disclosed to Parent associated with any KSHC Approved Acquisition, (c) and adjustments to Current Assets or any Current Liability to the extent included in the determination of Closing Date Net Working Capital or (d) any KSHC Repair Costs, shall not be taken into account or deemed to constitute a change for purposes of calculating a Material Adverse Effect.

                  "Merger Shares" shall mean the number of shares of Parent Common Stock equal to (a) $28 million divided by (b) the Base Period Trading Price on the Closing Date.

                  "Multi-employer Plan" means any multi-employer plan as that term is defined in Section 4001(a)(3) of ERISA.

                  "NYBCL" means the New York Business Corporation Law, as the same may be from time to time supplemented or amended and remain in effect.

                  "NYSE" means the New York Stock Exchange.

                  "Parent" has the meaning ascribed thereto in the opening paragraph of this Agreement.

                  "Parent 1996 Financial Statements" means Parent's financial statements (including any related notes thereto) as of September 30, 1996, included in Parent's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

                  "Parent Adjustment Event Notice" has the meaning ascribed thereto in Section 3.01.

                  "Parent Board" means the board of directors of Parent.

                  "Parent By-Laws" means the by-laws of Parent, as amended.

                  "Parent Charter" means the certificate of incorporation of Parent, as amended.

                  "Parent Common Stock" means the common stock of Parent, par value $.01 per share.

                  "Parent Disclosure Schedule" means the written disclosure schedule delivered hereunder by Parent to KSHC.

                  "Parent Entities" means Parent and its Subsidiaries.

                  "Parent Organizational Documents" means the Parent Charter, the Parent ByLaws and the Subsidiary Documents of each of the Subsidiaries of Parent.

                  "Parent SEC Reports" means all forms, reports and documents required to be filed by Parent with the SEC, including (a) its Annual Report on Form 10-K for the fiscal year ended September 30, 1996, (b) its Quarterly Reports on Form 10-Q for the periods ended December 31, 1996, March 31, 1997 and June 30, 1997, (c) its proxy statement relating to Parent's meeting of stockholders held on February 21, 1997,
         (d) all other reports or registration statements filed by Parent with the SEC since September 30, 1996 and (e) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC.

                  "PBGC" means the Pension Benefit Guaranty Corporation under Title IV of ERISA.

                  "Permits" means, with respect to any Person, all permits, licenses, variances, exemptions, consents, certificates, orders and approvals from Governmental Bodies held by such Person and any Subsidiary of such Person which are material to the operation of the Business of such Person and any Subsidiary of such Person taken as a whole as it is now being conducted.

                  "Permitted Dividends" means dividends or distributions (by sale, redemption or otherwise) of (a) cash, Cash Equivalents, notes payable, or Investment Assets of any KSHC Entity or (b) the capital stock of, or partnership or limited liability company interests in, any KSHC Designated Entity or KSHC Excluded Entity.

                  "Person" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

                  "Phase I Confidentiality Agreement" means the Confidentiality Agreement, dated May 12, 1997, by Parent in favor of KSHC, as the same may be amended, modified or supplemented from time to time.

                  "Phase II Confidentiality Agreement" means the Phase II Confidentiality Agreement, dated August 8, 1997, between Parent and KSHC containing a three year non-compete provision, as the same may be amended, modified or supplemented from time to time.

                  "Phase III Confidentiality Agreement" means the Phase III Confidentiality Agreement to be entered into between Parent and KSHC on the date hereof, containing a five year non-compete provision, and substantially in the form of Exhibit B attached hereto, as the same may be amended, modified or supplemented from time to time.

                  "Post Closing Adjustment Date" means the third Business Day following the latest date on which the determination of KSHC Post Closing Adjustment Consideration shall become final, conclusive and binding on the relevant parties hereto pursuant to Article III.

                  "Property Acquisition Notice" shall have the meaning ascribed thereto in Section 7.12(a).

                  "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form of Exhibit C attached hereto.

                  "Regulatory Consents" means consents, waivers, approvals, investigations, inquiries, authorizations, or orders (including, without limitation, all United States and foreign governmental and regulatory approvals) from any Governmental Body.

                  "Related Parties" means, with respect to any Person, any officer or director of such Person or beneficial owner of more than 5% of the common stock or other equity interest of such Person or the common stock of any Subsidiary of such Person.

                  "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

                  "Schwartz" means Saul Schwartz.

                  "Schwartz Stock Purchase Agreement" means the Stock Purchase Agreement, dated the Closing Date, between Schwartz and Parent in the form attached hereto as Exhibit E.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, and the rules and regulations thereunder, collectively, as the same may be from time to time supplemented or amended and remain in effect.

                  "Shareholders' Agreement and Agreement Not to Compete" means the Shareholders' Agreement and Agreement Not to Compete among Parent and the Persons parties thereto, substantially in the form of Exhibit D attached hereto.

                  "Special Philadelphia Asset" means the Lease, dated January 15, 1986, between Shuwall, Shuwall & Weisfeld and Kinney System of Philadelphia, Inc.

                  "Subsidiaries" means, with respect to KSHC, the KSHC Surviving Corporation, Parent or any other Person, any corporation, partnership, joint venture or other legal entity of which KSHC, the KSHC Surviving Corporation, Parent or such other Person, as the case may be, (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of a non-corporate person.

                  "Subsidiary Documents" means, with respect to each of the Subsidiaries of KSHC or Parent (a) that is a corporation, its certificate of incorporation and by-laws or other equivalent organizational documents, (b) that is a partnership, its partnership agreement, and (c) a limited liability company, its certificate of formation and limited liability company or similar operating agreement.

                  "Taxes" means all federal, state, local and foreign income, franchise, property, commercial rent, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other Person and any interest, penalties or additions to tax.

                  "Terminating KSHC Breach" has the meaning ascribed thereto in
         Section 9.01(d).

                  "Terminating Parent Breach" has the meaning ascribed thereto in Section 9.01(e).

                  "Third Party Consents" means, with respect to any Person, the consent of any third party to the consummation of the Transactions as required by any note, bond, mortgage, indenture, contract, option, agreement, lease, franchise or other instrument or obligation of such Person; it being expressly understood that Regulatory Consents do not constitute Third Party Consents.

                  "Third Party Intellectual Property Rights" means any third-party patents, trademarks, service marks and copyrights.

                  "Transaction Documents" means this Agreement, the Schwartz Stock Purchase Agreement, the Shareholders' Agreement, the Registration Rights Agreement and each of the Consulting Agreements.

                  "Transactions" means the KSHC Merger, the transactions contemplated by the Schwartz Stock Purchase Agreement and any other transactions contemplated to be consummated pursuant to this Agreement.

                  "Transfer Taxes" means sales, use, transfer, bulk sales, real property transfer, recording, gains, stock transfer and other similar Taxes and fees.

         SECTION 1.02. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, consistently applied; provided, however, that if (a) KSHC notifies Parent that KSHC requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, or (b) Parent notifies KSHC that Parent requests an amendment to any provision hereof for such purpose, then, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II.

                          THE TRANSACTIONS; THE CLOSING

         SECTION 2.01. The Transactions. (a) At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the NYBCL, KSHC Merger Sub shall be merged with and into KSHC, the separate corporate existence of KSHC Merger Sub shall cease, and KSHC shall continue as the KSHC Surviving Corporation.

         (b) Unless this Agreement shall have been terminated and the Transactions shall have been abandoned pursuant to Section 9.01, and subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing of the Transactions (the "Closing") shall take place on January 5, 1998 (or such other date as may be mutually agreed among the parties hereto) (the "Closing Date") at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 1800 First American Center, Nashville, Tennessee.

         SECTION 2.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause each of the Transactions to be consummated in the following order: (a) the transactions contemplated by the Schwartz Stock Purchase Agreement shall have been consummated and the shares of KSHC Common Stock purchased thereunder by Parent shall be treated in the manner provided in
Section 2.04(c) hereof and (b) immediately thereafter the KSHC Merger shall be consummated by filing a certificate of merger as contemplated by the NYBCL in form and substance reasonably satisfactory to the parties hereto (the "KSHC Certificate of Merger"), together with any required related certificates, with the office of the Department of State of the State of New York, in such form as required by, and executed in accordance with the relevant provisions of, the NYBCL. The filing of the KSHC Certificate of Merger shall be referred to herein as the "Effective Time".

         SECTION 2.03. The KSHC Merger. (a) At the Effective Time, the effect of the KSHC Merger shall be as provided in this Agreement, the KSHC Certificate of Merger and Section 10.06 of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the property, rights, privileges, powers and franchises of KSHC and KSHC Merger Sub shall vest in the KSHC Surviving Corporation and (ii) all debts, liabilities and duties of KSHC and KSHC Merger Sub shall become the debts, liabilities and duties of the KSHC Surviving Corporation.

         (b) The certificate of incorporation of KSHC Merger Sub to be delivered by Parent, in form and substance reasonably satisfactory to the parties hereto, and the by-laws of KSHC Merger Sub to be delivered by Parent, in form and substance reasonably satisfactory to the parties hereto, from and after the Effective Time, shall be the certificate of incorporation and the by-laws of the KSHC Surviving Corporation until thereafter amended as provided therein and under the NYBCL.

         (c) The directors of KSHC Merger Sub immediately prior to the Effective Time shall be the initial directors of the KSHC Surviving Corporation, and shall consist of the Persons to be designated by Parent which shall be set forth in writing and delivered to KSHC prior to the Closing Date, and the officers of KSHC Merger Sub immediately prior to the Effective Time shall be the initial officers of the KSHC Surviving Corporation, and shall consist of the Persons to be designated by Parent which shall be set forth in writing and delivered to KSHC prior to the Closing Date, in each case to hold office in accordance with the certificate of incorporation and by-laws of the KSHC Surviving Corporation, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

         SECTION 2.04. Effect of KSHC Merger on Capital Stock. At the Effective Time, by virtue of the KSHC Merger and without any action on the part of Parent, KSHC, KSHC Merger Sub or the holders of any of the following securities:

         (a) The KSHC Outstanding Shares shall be converted into (i) cash equal to the amount, subject to adjustment and increase as provided in Article III hereof, representing (A) $129.4 million plus (in the case of a positive number) or minus (in the case of a negative number) (B) the KSHC Closing Cash Consideration Adjustment and (ii) the Merger Shares.

         (b) No fractional shares of Parent Common Stock shall be issued. In lieu of any such fractional shares, each holder of a Merger Share immediately after Closing who would otherwise have been entitled to a fraction of a share of Parent Common Stock shall be paid an amount in cash, rounded to the nearest cent (or if there shall not be a nearest cent, to the next highest cent), determined by multiplying (i) the Base Period Trading Price on the Closing Date by (ii) the fractional interest to which such holder otherwise would be entitled.

         (c) By virtue of the KSHC Merger, and without any action on the part of the holder thereof, each share of KSHC Common Stock owned by Parent, KSHC Merger Sub or any direct or indirect wholly-owned Subsidiary of KSHC or Parent immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (d) By virtue of the KSHC Merger, and without any action on the part of the holder thereof, each share of common stock of KSHC Merger Sub, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the KSHC Surviving Corporation.

         SECTION 2.05. Payments of Consideration in the KSHC Merger. Katz shall receive for the KSHC Outstanding Shares owned of record by Katz (i) $129.4 million in cash, together with any cash to be paid pursuant to Section 2.04(b), subject to the KSHC Closing Cash Consideration Adjustment, which amount shall be payable by Parent to Katz at the Closing by wire transfer in immediately available funds to a bank account or accounts designated by Katz at least two Business Days prior to Closing and (ii) the Merger Shares, duly endorsed and in proper form for transfer.

         SECTION 2.06. Stock Transfer Books. At the Effective Time, the stock transfer books of KSHC shall be closed, and thereafter there shall be no further registration of transfers of KSHC Common Stock on the records of KSHC.

         SECTION 2.07. Documents to be Delivered at Closing. (a) At the Closing, Parent shall have delivered, or caused to be delivered, to KSHC and the KSHC Initial Shareholders, as appropriate the following documents:

                  (i)  Certificate of Incorporation of KSHC Merger Sub.

                  (ii)     By-laws of KSHC Merger Sub.

                  (iii) KSHC Certificate of Merger, duly executed by KSHC Merger Sub.

                  (iv)     Registration Rights Agreement, duly executed by
                           Parent.

                  (v) Shareholders' Agreement, duly executed by Parent and Carell.

                  (vi) Each of the Consulting Agreements, duly executed by Parent.

         (b) At the Closing, KSHC shall have delivered, or caused to be delivered, to Parent the following documents:

                  (i) Shareholders Agreement, duly executed by Katz and Schwartz.

                  (ii) Each of the Consulting Agreements, duly executed by Katz or Schwartz, as the case may be.

                  (iii) Registration Rights Agreement, duly executed by Katz or Schwartz, as the case may be.

                  (iv)     The corporate minute books of all KSHC Entities.

         (c) Immediately prior to Closing, Parent shall have delivered, or caused to be delivered, to Schwartz the Schwartz Stock Purchase Agreement, duly executed by Parent.


                                  ARTICLE III.

                            ADJUSTMENT CONSIDERATION

         SECTION 3.01. Adjustment Events. (a) (i) If at any time after the date hereof but prior to the Closing Date, Parent becomes aware of any inaccuracy or omission in the representations and warranties of KSHC as a result of the discovery of facts or circumstances existing as of the date hereof but prior to the Closing Date or the occurrence of any events or developments after the date hereof but prior to the Closing Date, and, if the particular matter or matters would in Parent's good faith judgment result in a KSHC Adjustment Event, Parent shall deliver a written notice (a "Parent Adjustment Event Notice") to KSHC describing the inaccuracy, omission or event in reasonable detail and setting forth its good faith determination of the value of such KSHC Adjustment Event and a calculation of the related KSHC Adjustment Event Amount. Parent's good faith determination of the value of the KSHC Adjustment Event and calculation of the related KSHC Adjustment Event Amount set forth in any Parent Adjustment Event Notice shall not be binding on the KSHC Representative so long as the KSHC Representative shall exercise, within a 20 calendar day review period after the Closing Date, their respective rights to dispute such value or calculation pursuant to the procedures set forth in this Section 3.01. The failure of the KSHC Representative to so exercise their respective rights under this Section 3.01 shall be deemed to constitute an acceptance by the KSHC Representative of the value of the KSHC Adjustment Event and the related KSHC Adjustment Event Amount set forth in the relevant Parent Adjustment Event Notice. Any Parent Adjustment Event Notice shall be deemed, as of the time given, (x) to have amended and supplemented the KSHC Disclosure Schedule, in the case of any KSHC Adjustment Event, (y) to have qualified such representations and warranties of KSHC contained herein, and (z) to have cured any inaccuracy or omission in the representations and warranties of KSHC contained herein, in all respects.

         (ii) If at any time after the date hereof but prior to the Closing Date, KSHC becomes aware of any inaccuracy or omission in its own representations and warranties made by such party as a result of the discovery of facts or circumstances existing as of the date hereof but prior to the Closing Date or the occurrence of any events or developments after the date hereof but prior to the Closing Date, and, if the particular matter or matters would, in KSHC's good faith judgment, result in a KSHC Adjustment Event, KSHC shall deliver a written notice (the "KSHC Adjustment Event Notice") to Parent, in each case describing the inaccuracy, omission or event in reasonable detail and setting forth its good faith determination of the value of such KSHC Adjustment Event and a calculation of the related KSHC Adjustment Event Amount. KSHC's good faith determination of the value of the KSHC Adjustment Event and calculation of the related KSHC Adjustment Event Amount set forth in any KSHC Adjustment Event Notice shall not be binding on Parent, so long as Parent shall exercise, within a 20 calendar day review period after the Closing Date, its right to dispute such value or calculation pursuant to the procedures set forth in this Section 3.01. The failure of Parent to so exercise its rights under this
Section 3.01 shall be deemed to constitute an acceptance by Parent of the value of the KSHC Adjustment Event and the related KSHC Adjustment Event Amount set forth in the relevant KSHC Adjustment Event Notice. Any KSHC Adjustment Event Notice shall be deemed, as of the time given, (x) to have amended and supplemented the KSHC Disclosure Schedule, in the case of any KSHC Adjustment Event, (y) to have qualified such representations and warranties of KSHC, and
(z) to have cured any inaccuracy or omission in the representations and warranties of KSHC contained herein in all respects.

         (b) (i) If Parent shall dispute the value of the KSHC Adjustment Event or the calculation of the related KSHC Adjustment Event Amount set forth in any KSHC Adjustment Event Notice received by it, Parent shall, within 10 calendar days after the Closing Date, provide each KSHC Initial Shareholder with a written notice setting forth its good faith determination of such value or calculation. Parent and the KSHC Representative shall attempt to resolve, in good faith and by mutual agreement, the value or calculation in dispute within a 10 calendar day resolution period subsequent to the receipt of any such notice. Failing agreement on any disputed value or calculation within such 10 day resolution period, Parent and the KSHC Representative shall submit the disputed value or calculation for resolution to the Designated Accounting Firm, which shall resolve such dispute within a 30 calendar day determination period following such submission based solely on written presentations by Parent and the KSHC Representative and not by independent review, and render a report to Parent and the KSHC Representative setting forth its determination of such disputed value or calculation. Such determination of the Designated Accounting Firm, when made, shall be (A) within the range of proposals established for such dispute by Parent and the KSHC Representative and (B) deemed to be an agreement between Parent and the KSHC Representative with respect to the issues in dispute, and shall be final, conclusive and binding. The reasonable fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of a dispute pursuant to this Section 3.01(b)(i) shall be borne equally by Parent and Katz.

         (ii) If the KSHC Representative shall dispute the value of the KSHC Adjustment Event or the calculation of the related KSHC Adjustment Event Amount set forth in any Parent Adjustment Event Notice received by it, the KSHC Representative shall, within 10 calendar days after the Closing Date, provide Parent with a written notice setting forth their determination of such value or calculation. Parent and the KSHC Representative shall attempt to resolve, in good faith and by mutual agreement, the value or calculation in dispute within a 10 calendar day resolution period subsequent to the receipt of any such notice. Failing agreement on any disputed value or calculation within such 10 day resolution period, Parent and the KSHC Representative shall submit the disputed value or calculation for resolution to the Designated Accounting Firm, which shall resolve such dispute within a 30 calendar day determination period following such submission based solely on written presentations by Parent and the KSHC Representative, and not by independent review, and render a report to Parent and the KSHC Representative setting forth its determination of such disputed value or calculation. Such determination of the Designated Accounting Firm, when made, shall be (A) within the range of proposals established for such dispute by the KSHC Representative and Parent and (B) deemed to be an agreement between Parent and the KSHC Representative with respect to this issue in dispute, and shall be final, conclusive and binding. The reasonable fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of a dispute pursuant to this Section 3.01(b)(ii) shall be borne equally by Parent and Katz.

         SECTION 3.02. Working Capital Adjustment. (a) (i) Within 90 calendar days after the Closing Date, the KSHC Representative shall cause to be prepared and delivered to Parent (A) the KSHC Closing Date Balance Sheet, audited (unless such audit requirement is waived by Parent) by the KSHC Accountants (and accompanied by a written unqualified opinion thereon of the KSHC Accountants), and (B) a report (the "KSHC Working Capital Report") setting forth a calculation of the Closing Date Net Working Capital of KSHC. The KSHC Representative shall, and shall cause the KSHC Accountants to, make available to Parent and its accountants all work papers and related data used in connection with the preparation and audit of the KSHC Closing Date Balance Sheet and the KSHC Working Capital Report. The KSHC Closing Date Balance Sheet and the KSHC Working Capital Report delivered pursuant to this Section 3.02(a)(i) shall not be binding on Parent so long as Parent shall exercise, within a 15 calendar day review period after receipt thereof, its rights to dispute the KSHC Closing Date Balance Sheet and the KSHC Working Capital Report pursuant to the procedures set forth in this Section 3.02. The failure of Parent to so exercise its rights under this Section 3.02 shall be deemed to constitute an acceptance by Parent of the KSHC Closing Date Balance Sheet and the KSHC Working Capital Report as delivered pursuant to this Section 3.02(a)(i). Any Current Liability required to be included in the KSHC Closing Date Balance Sheet shall be deemed, as of the Closing, (x) to have amended and supplemented the KSHC Disclosure Schedule, (y) to have qualified the representations and warranties of KSHC contained herein and (z) to have cured any inaccuracy or omission in the representations and warranties of KSHC contained herein in all respects.

         (ii) Upon reasonable notice, Parent shall, and shall cause each of its Subsidiaries to, afford the Authorized Representatives of the KSHC Representative, during the period in which the KSHC Closing Date Balance Sheet is being prepared, access during normal business hours to its properties, books and records (including, without limitation, the work papers of independent accountants) solely for the purposes of preparing the KSHC Closing Date Balance Sheet and KSHC Working Capital Report, and, during each such period, shall, and shall cause each of its Subsidiaries to, furnish promptly to the Authorized Representatives of the KSHC Representative, all information concerning its Business, properties and personnel as may reasonably be requested in connection with the preparation of the KSHC Closing Date Balance Sheet and KSHC Working Capital Report.

         (b) If Parent shall dispute any item in the KSHC Working Capital Report then, Parent shall, within 15 calendar days of receipt of the KSHC Closing Date Balance Sheet and the KSHC Working Capital Report provide the KSHC Representative with a written notice setting forth in reasonable detail each of the items in dispute. Parent and the KSHC Representative shall attempt to resolve in good faith and by mutual agreement the items in dispute within a 15 calendar day resolution period subsequent to the receipt of Parent's written notice of disagreement by the KSHC Representative. Failing agreement on any item in dispute within such 15 calendar day resolution period, the parties shall submit such items in dispute for resolution to the Designated Accounting Firm, which shall resolve such items in dispute within a 15 calendar day determination period following the submission of such items in dispute to the Designated Accounting Firm, based solely on written presentations by Parent and the KSHC Representative and not by independent review, and render a report to the parties upon such disputed matters. Such determination by the Designated Accounting Firm, when made, shall be (x) within the range of proposals established for such dispute by Parent and the KSHC Representative and (y) deemed to be an agreement between the parties with respect to the issues in dispute, and shall be final, conclusive and binding. The reasonable fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of a dispute pursuant to this Section 3.02(b) shall be borne equally by Parent and Katz.

         SECTION 3.03. Repair Costs Adjustment. (a) Within 60 calendar days after the Closing Date, Parent shall deliver to the KSHC Representative a schedule (the "KSHC Repair Schedule") setting forth the KSHC Repair Costs which it believes in good faith are required and a calculation of the related KSHC Repair Cost Amounts, which schedule shall describe in reasonable detail each repair that would give rise to a KSHC Repair Cost and the related contractual obligation to make such repair. The KSHC Repair Costs and the KSHC Repair Cost Amounts set forth in the KSHC Repair Schedule delivered pursuant to this Section 3.03(a) shall not be binding on the KSHC Initial Shareholders so long as the KSHC Representative shall exercise, within a 30 calendar day review period after receipt thereof, its rights to dispute the KSHC Repair Costs, the contractual obligations to make the repairs that would give rise to such KSHC Repair Costs and KSHC Repair Cost Amounts pursuant to the procedures set forth in this
Section 3.03. The failure of the KSHC Representative to so exercise its rights under this Section

3.03 shall be deemed to constitute an acceptance by the KSHC Initial Shareholders of the KSHC Repair Costs, the contractual obligations to make the repairs that would give rise to such KSHC Repair Costs and the KSHC Repair Cost Amounts set forth in the KSHC Repair Schedule delivered pursuant to this Section 3.03(a). Any KSHC Repair Costs required to be set forth in the KSHC Repair Schedule shall be deemed, as of the Closing, (x) to have amended and supplemented the KSHC Disclosure Schedule, (y) to have qualified the representations and warranties of KSHC contained herein, and (z) to have cured any inaccuracy or omission in the representations and warranties of KSHC contained herein, in all respects.

         (b) If the KSHC Representative shall dispute any item in the KSHC Repair Schedule, then the KSHC Representative shall, within 30 calendar days of receipt of the KSHC Repair Schedule provide Parent with a written notice setting forth in reasonable detail each of the items in dispute. Parent and the KSHC Representative shall attempt to resolve in good faith and by mutual agreement the items in dispute within a 30 calendar day resolution period subsequent to the receipt by Parent of the written notice of disagreement from the KSHC Representative. Failing agreement on any item in dispute within such 30 calendar day resolution period, the parties shall submit such items in dispute for resolution to the Designated Engineer, who shall resolve such items in dispute within a 10 calendar day determination period following the submission of such items in dispute to the Designated Engineer, based solely on written presentations by Parent and the KSHC Representative and not by independent review, and render a report to the parties upon such disputed matters. Such determination by the Designated Engineer, when made, shall be (x) within the range of proposals established for such dispute by the KSHC Representative and Parent and (y) deemed to be an agreement between the parties with respect to the issues in dispute, and shall be final, conclusive and binding. The reasonable fees and expenses of the Designated Engineer incurred in connection with the resolution of a dispute pursuant to this Section 3.03(b) shall be borne equally by Parent and Katz.

         (c) Upon reasonable notice, Parent shall, and shall cause each of its Subsidiaries to, afford the Authorized Representatives of the KSHC Representative, during the period in which the KSHC Repair Schedules is being prepared and reviewed, access during normal business hours to its properties, books and records (including, without limitation, the work papers of independent accountants) solely for the purpose of preparing and reviewing the KSHC Repair Schedule, and, during each such period, shall, and shall cause each of its Subsidiaries to, furnish promptly for the purpose of preparing and reviewing the KSHC Repair Schedule to the Authorized Representatives of the KSHC Representative all information concerning its Business, properties and personnel as may reasonably be requested in connection with the preparation and review of the KSHC Repair Schedule.

         SECTION 3.04. Payment of KSHC Post Closing Adjustment Consideration.
(a) On the second Business Day prior to the Post Closing Adjustment Date, the KSHC Representative shall deliver, by written notice, to Parent a schedule setting forth the KSHC Post Closing Adjustment Consideration which shall be paid or received by Katz only and (i) if the KSHC Post Closing Adjustment Consideration is a positive number, the amount to be received by Katz from Parent; or (ii) if the KSHC Post Closing Adjustment Consideration is a negative number, the amount payable by Katz to Parent.

         (b) Parent or Katz, as the case may be, shall pay the amount representing the KSHC Post Closing Adjustment Consideration to the applicable party in immediately available funds by check or wire transfer to a bank account designated by such applicable party on the Post Closing Adjustment Date.




                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF KSHC

         KSHC hereby represents and warrants to Parent that, except as set forth in the KSHC Disclosure Schedule:

         SECTION 4.01. Organization and Qualification; Subsidiaries. Each of the KSHC Entities is a corporation, partnership, limited liability partnership or limited liability company as the case may be, and each such entity is duly organized, validly existing and in good standing under the laws of the state in which it is organized and has the requisite corporate power and authority and is in possession of all Approvals necessary to carry on its Business, except where the failure to be so organized, existing and in good standing or to possess such power, authority, and Approvals could not reasonably be expected to have a Material Adverse Effect. Each of the KSHC Entities is duly qualified or licensed as a foreign corporation to do business in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of each of KSHC's Subsidiaries, together with the percentage of each such Subsidiary's outstanding capital stock owned by KSHC or by another Subsidiary of KSHC, is set forth in the KSHC Disclosure Schedule.

         SECTION 4.02. Charters and By-Laws. KSHC has heretofore furnished to Parent a complete and correct copy of the KSHC Charter, the KSHC By-Laws and the Subsidiary Documents of each of its Subsidiaries. The KSHC Organizational Documents are in full force and effect. Neither KSHC nor any of its Subsidiaries is in violation of any provision of the KSHC Organizational Documents, other than any violation which could not prevent, materially delay or materially burden the consummation of the Transactions.

         SECTION 4.03. Capitalization. (a) The authorized capital stock of KSHC consists solely of 1,000 shares of KSHC Common Stock. As of the date of this Agreement, 100 shares of KSHC Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of KSHC Common Stock are (i) held in treasury, (ii) held by Subsidiaries of KSHC or
(iii) reserved for future issuance.

         (b) Except for the Transactions, there are no options, warrants or other rights, agreements, arrangements or other commitments relating to the issued or unissued capital stock of each of the KSHC Entities or obligating any KSHC Entity to issue or sell any shares of capital stock of, or other equity interests in, any such KSHC Entity.

         (c) There are no obligations, contingent or otherwise, of any KSHC Entity to repurchase, redeem or otherwise acquire any shares of capital stock of any KSHC Entity or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such KSHC Entity or any other entity, other than guarantees of bank obligations or lease obligations of such KSHC Entity entered into in the ordinary course of business.

         (d) All of the outstanding shares of capital stock of each KSHC Entity (other than KSHC) is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by KSHC or another of its Subsidiaries free and clear of all Liens, limitations in voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 4.04. Authority Relative to this Agreement. KSHC has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by KSHC and the consummation by KSHC of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of KSHC is necessary to authorize this Agreement or to consummate the Transactions. The KSHC Board and the KSHC Initial Shareholders have approved the KSHC Merger, and this Agreement has been duly and validly executed and delivered by KSHC and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of KSHC, enforceable against KSHC in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or
(c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

         SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by KSHC does not, and the performance of this Agreement by KSHC will not (i) conflict with or violate the KSHC Charter or the KSHC By-Laws, (ii) conflict with or violate any federal or state law, rule, regulation, order, judgment or decree applicable to the KSHC Entities or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of KSHC or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any written KSHC Contract or KSHC Real Property Contract or to the knowledge of KSHC, oral KSHC Contract or KSHC Real Property Contract or result in the creation of a Lien on any of the properties or assets of KSHC, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that (x) could not reasonably be expected to have a Material Adverse Effect, (y) could not prevent, materially delay or materially burden the consummation of the Transactions or (z) is a result of the failure to obtain any Third Party Consent of any KSHC Entity in connection with this Agreement or the Transactions.

         (b) The execution and delivery of this Agreement by KSHC does not, and the performance of this Agreement by KSHC will not, require any consent, approval, authorization or permit of, or filing (other than Transfer Tax filings) with or notification to, any Governmental Body, except for compliance with any particular requirements of (i) the HSR Act, (ii) the NYBCL, (iii) the Securities Act and the Exchange Act, and (iv) any applicable state securities or "Blue Sky" laws, or except for where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the KSHC Merger, or otherwise prevent or delay KSHC from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect or materially delay or restrict KSHC's abilities to consummate the Transactions.

         SECTION 4.06. Compliance; Permits. (a) To the Knowledge of KSHC, none of the KSHC Entities has received written notice from any Governmental Body that any such KSHC Entity is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the KSHC Entities or by which any of their respective properties is bound or affected, or (ii) any Contract of the KSHC Entities, except for any such conflicts, defaults or violations which (x) have been waived or which could not reasonably be expected to have a Material Adverse Effect or (y) are the result of the failure to obtain any Third Party Consents.

         (b) To the Knowledge of KSHC, each of the KSHC Entities holds all Permits necessary to conduct the Business of KSHC, except those Permits that the failure by such KSHC Entity to so hold could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.07. Financial Statements. (a) KSHC has made available to Parent (i) audited balance sheets as of December 31, 1994, December 31, 1995 and December 31, 1996, (ii) audited profit and loss statements for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 and (iii) audited statements of cash flows for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, for each of KSHC and its consolidated Subsidiaries (the "KSHC Financial Statements"). The KSHC Financial Statements and, when delivered to Parent pursuant to Section 7.09, the KSHC Five Month Financial Statements (including, in each case, any related notes thereto) (x) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and (y) present fairly in all material respects the consolidated financial position of KSHC and its Subsidiaries as at the dates thereof and the consolidated results of its operations and cash flows for the periods indicated. The unaudited and internally prepared profit and loss statement of the KSHC Entities for the five month period ended May 31, 1997 fairly present in all material respects EBITDA of at least $4.1 million, prepared on a tax accounting basis and subject to normal year-end audit adjustments.

         (b) Except (i) as reflected or reserved against in the audited balance sheet (including any related notes thereto) as of December 31, 1996 of KSHC, (ii) when delivered pursuant to Section 7.09, as reflected or reserved against in the KSHC Five Month Financial Statements or (iii) as reflected on the KSHC Disclosure Schedule, as of the Closing Date, there are no liabilities of KSHC and its consolidated Subsidiaries which are required by GAAP (applied on a consistent basis throughout the periods involved) to be reflected or reserved against in a consolidated balance sheet of KSHC and its consolidated Subsidiaries as of that date, other than (A) liabilities which arise in the ordinary course of business of the KSHC Entities and (B) other liabilities which, individually and in the aggregate, would not have a Material Adverse Effect.

         SECTION 4.08. Absence of Certain Changes or Events. Since December 31, 1996, KSHC has conducted its Business in the ordinary course and there has not occurred any Material Adverse Effect other than any such effect that results from changes (a) in tax law, (b) relating to the economy generally or (c) relating to the parking industry generally (but not specifically relating to the KSHC Entities).

         SECTION 4.09. Absence of Litigation. There are no Actions pending or, to the Knowledge of KSHC, overtly threatened against any KSHC Entity, or any properties or rights of any KSHC Entity, before any Governmental Body that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.10. Benefit Plans. With respect to each Benefit Plan pursuant to which any of the KSHC Entities maintain, contribute to, or has any liability in respect of current or former employees, agents, directors, or independent contractors or any beneficiaries or dependents of any such current or former employees, agents, directors, or independent contractors, the KSHC Disclosure Schedule sets forth each such Benefit Plan. Each such Benefit Plan has been operated in material compliance in all material respects with the applicable provisions of ERISA and the Code. Each such Benefit Plan which is intended to be qualified and exempt from Federal income taxation under Sections 401(a) and 501(a) of the Code, respectively, have either received a determination letter from the Internal Revenue Service to the effect that such Plans are so qualified and so exempt, or are standardized prototype plans which rely on such determination letter issued to the Plan sponsor of such prototype. Each Benefit Plan has been operated in accordance with the Benefit Plan approved by the Internal Revenue Service in all material respects. There has been no material liability, and no such material liability is reasonably expected, under Title IV of ERISA or Sections 4971 through 4980B of the Code, with respect to any such Benefit Plan or any Benefit Plan now or heretofore maintained or contributed to by any entity that is, or at any time was, a member of a Controlled group that includes or included KSHC or any predecessor to KSHC, or any of its Subsidiaries.

         SECTION 4.11. Transactions with Certain Persons. The KSHC Disclosure Schedule sets forth all transactions by any of the KSHC Entities with any Related Party of any of the KSHC Entities which (assuming KSHC were subject to the reporting requirements of the Exchange Act) are required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.

         SECTION 4.12. Labor Matters. There are no controversies pending or, to the Knowledge of KSHC, threatened, between any of the KSHC Entities and any of their respective employees, which controversies have a Material Adverse Effect. The KSHC Disclosure Schedule lists the collective bargaining agreements or other labor union contracts applicable to Persons employed by any of the KSHC Entities. KSHC does not have Knowledge of any activities or proceedings of any labor union to organize any such employees. KSHC does not have any Knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of any of the KSHC Entities which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.13. Owned Property. The KSHC Disclosure Schedule lists all real property owned by any KSHC Entity (the "KSHC Owned Property"). Each KSHC Entity has good title to the KSHC Owned Property free and clear of all Liens except (a) Liens for Taxes not yet due and payable, (b) such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the KSHC Owned Property, (c) Liens which could not reasonably be expected to have a Material Adverse Effect or (d) Liens disclosed in the KSHC Disclosure Schedule.

         SECTION 4.14. Real Property Contracts. The KSHC Disclosure Schedule lists all material leases, subleases, license agreements or management agreements affecting or relating to real property used in the Business of KSHC to which any KSHC Entity is a party or is bound (the "KSHC Real Property Contracts"). To the Knowledge of KSHC, each KSHC Real Property Contract is valid and effective and enforceable against such KSHC Entity in accordance with its terms and there is not under any KSHC Real Property Contract any existing material default (or event which, with notice or lapse of time or both, would constitute a material default), except where the lack of such validity or effectiveness or the existence of such material default or event of default (a) is a result of the failure to obtain any Third Party Consent of any KSHC Entity or (b) could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.15. Contracts. The KSHC Disclosure Schedule lists all material Contracts relating to the Business of KSHC to which any KSHC Entity is a party or is bound. To the Knowledge of KSHC, each such Contract is valid and effective and enforceable against such KSHC Entity in accordance with its terms and there is not under any such Contract any existing material default (or event which, with notice or lapse of time or both, would constitute a material default), except where the lack of such validity or effectiveness or the existence of such material default or event of default (a) is a result of the failure to obtain any Third Party Consent of any KSHC Entity or (b) could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.16. Taxes. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, each of the KSHC Entities (a) has filed all material Returns required to be filed by it, or requests for extensions to file such Returns have been timely filed and granted and have not expired, and all Returns are complete and accurate in all material respects; (b) has paid (or KSHC has paid on its behalf) all Taxes shown as due on such Returns; (c) has reflected on the KSHC Five Month Financial Statements an adequate reserve for all Taxes payable by each of the KSHC Entities for all taxable periods and portions thereof accrued through the date of the KSHC Five Month Financial Statements, and no deficiencies for any Taxes have been proposed, asserted or assessed against any of the KSHC Entities that are not adequately reserved for in the KSHC Five Month Financial Statements; and
(d) has not been granted nor has pending any requests for waivers of the time to assess any Taxes against each of the KSHC Entities, except for requests with respect to such Taxes that have been adequately reserved for in the KSHC Five Month Financial Statements.

         SECTION 4.17. Environmental Matters. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, each of the KSHC Entities (a) has obtained all applicable Permits which are required to be obtained under all applicable Environmental Laws by any of the KSHC Entities (or their respective agents), (b) is in compliance with all terms and conditions of such required Permits and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws, and (c) does not have any Knowledge of nor has received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which could give rise to any liability under applicable Environmental Laws, or otherwise form the basis of any Action against it under Environmental Laws.

         SECTION 4.18. Intellectual Property. (a) Each of the KSHC Entities owns or is licensed to use all patents, trademarks, trade names, service marks, copyrights, and any registrations or applications therefor and all technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material, in each such case that is used in the Business of each of the KSHC Entities as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

         (b) Except as could not reasonably be expected to have a Material Adverse Effect: (i) KSHC is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any Third Party Intellectual Property Rights, except to the extent that such violation is the result of the failure to obtain any Third Party Consent of any KSHC Entity; (ii) no claims with respect to Intellectual Property Rights of any KSHC Entity are currently pending or, to the Knowledge of KSHC, are overtly threatened by any Person; and
(iii) KSHC does not have Knowledge of any valid grounds for any bona fide claims
(A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by each of the KSHC Entities, infringes on any copyright, patent, trademark, service mark or trade secret, (B) against the use by each of the KSHC Entities of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of each of the KSHC Entities as currently conducted, (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights or other trade secret material of any of the KSHC Entities or (D) challenging the license or other right to use the Third Party Intellectual Rights by each of the KSHC Entities.

         (c) To KSHC's Knowledge, (i) all patents, registered trademarks, service marks and copyrights held by KSHC are valid and subsisting, (ii) there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights of KSHC by any third party, including any employee or former employee of each of the KSHC Entities and (iii) KSHC has not received any written notice claiming any right in the Intellectual Property by any other Person.

         SECTION 4.19. Brokers and Finders. No KSHC Entity has employed any investment banker, broker, finder, or intermediary in connection with the Transactions which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions.


                                   ARTICLE V.

          REPRESENTATIONS AND WARRANTIES OF PARENT AND KSHC MERGER SUB

         Parent and KSHC Merger Sub hereby, jointly and severally, represent and warrant to KSHC that, except as set forth in the Parent Disclosure Schedule:

         SECTION 5.01. Organization and Qualification; Subsidiaries. Each of the Parent Entities is a corporation, partnership, limited liability partnership, or limited liability company, as the case may be, and each such entity is duly organized, validly existing and in good standing under the laws of the state in which it is organized and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its Business, except where the failure to be so organized, existing and in good standing or to possess such power, authority and Approvals could not reasonably be expected to have a Material Adverse Effect. Each of the Parent Entities is duly qualified or licensed as a foreign corporation to do business in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of each of Parent's Subsidiaries, together with the percentage of each Subsidiary's outstanding capital stock owned by Parent or by another Subsidiary of Parent is set forth in the Parent Disclosure Schedule.

         SECTION 5.02. Charters and By-Laws. Parent has heretofore furnished to KSHC a complete and correct copy of the Parent Charter and Parent By-Laws and the Subsidiary Documents of each of its Subsidiaries. The Parent Organizational Documents are in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any provision of the Parent Organizational Documents, other than any violation which could not prevent, materially delay or materially burden the consummation of the Transactions.

         SECTION 5.03. Capitalization. (a) The authorized capital stock of Parent consists solely of 50 million shares of Parent Common Stock and 1 million shares of preferred stock of Parent, par value $ .01 per share. As of September 22, 1997, (i) 17,535,728 shares of Parent Common Stock are issued and outstanding all of which are validly issued, fully paid and nonassessable and are listed for trading on the NYSE and (ii) no shares of preferred stock of Parent is issued and outstanding. 341,083 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options under Parent's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Parent's 1995 Nonqualified Stock Option

Plan for Directors and warrants. No shares of Parent Common Stock are held in treasury or held by Subsidiaries of Parent.

         (b) There are no options, warrants or other rights, agreements, arrangements or other commitments relating to the issued or unissued capital stock of each of the Parent Entities or obligating any Parent Entity to issue or sell any shares of capital stock of, or other equity interests in, any such Parent Entity.

         (c) There are no obligations, contingent or otherwise, of any Parent Entity to repurchase, redeem or otherwise acquire any shares of capital stock of any Parent Entity or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Parent Entity or any other entity, other than guarantees of bank obligations or lease obligations of such Parent Entity entered into in the ordinary course of business.

         (d) All of the outstanding shares of capital stock of each Parent Entity (other than Parent) is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent or another of its Subsidiaries free and clear of all Liens, limitations in voting rights, charges or other encumbrances of any nature whatsoever.

         (e) The Merger Shares are duly authorized, validly issued, fully paid and nonassessable and will be listed, upon official notice of issuance, for trading on the NYSE.

         SECTION 5.04. Authority Relative to this Agreement. Each of Parent and KSHC Merger Sub has all necessary corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder and to consummate the Transactions. The execution and delivery of each of the Transaction Documents to which it is a party by Parent and KSHC Merger Sub and the consummation by Parent and KSHC Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and KSHC Merger Sub, and no other corporate proceedings on the part of Parent or KSHC Merger Sub are necessary to authorize each of the Transaction Documents to which it is a party or to consummate the Transactions. The Parent Board has approved the KSHC Merger, and each of the Transaction Documents to which it is a party has been duly and validly executed and delivered by Parent and KSHC Merger Sub and, assuming the due authorization, execution and delivery by KSHC, constitutes a legal, valid and binding obligation of Parent and KSHC Merger Sub enforceable against each of Parent and KSHC Merger Sub in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

         SECTION 5.05. No Conflict; Required Filings and Consents. (a) The execution and delivery by each of Parent and KSHC Merger Sub of the Transaction Documents to which it is a party does not, and the performance of such Transaction Documents by Parent or KSHC Merger

Sub will not, (i) conflict with or violate the Parent Charter, the Parent By-Laws or the certificate of incorporation and by-laws of KSHC Merger Sub, (ii) conflict with or violate any federal or state law, rule, regulation, order, judgment or decree applicable to the Parent Entities or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Parent or KSHC Merger Sub or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or KSHC Merger Sub, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that (x) could not reasonably be expected to have a Material Adverse Effect, (y) could not prevent, materially delay or materially burden the consummation of the Transactions or (z) is a result of the failure to obtain any Third Party Consent of any Parent Entity in connection with this Agreement or the Transactions.

         (b) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing (other than Transfer Tax filings) with or notification to, any Governmental Body, except for compliance with any particular requirements of (i) the HSR Act, (ii) the Tennessee Business Corporation Law, in the case of Parent, and the NYBCL, in the case of the KSHC Merger Sub, (iii) the Securities Act and the Exchange Act, (iv) any applicable state securities or Blue Sky laws, or except for where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the KSHC Merger, or otherwise prevent or delay Parent from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect or materially delay or restrict Parent's abilities to consummate the Transactions.

         SECTION 5.06. SEC Filings; Financial Statements. (a) Parent has filed all the Parent SEC Reports. The Parent SEC Reports (i) were prepared in all material aspects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

         SECTION 5.07. Brokers and Finders. No Parent Entity has employed any investment banker, broker, finder, or intermediary in connection with the Transactions which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions.

         SECTION 5.08. Commitment Letter. The Commitment Letter, a copy of which has been furnished to KSHC, is in full force and effect, in the form thereof delivered to Parent on or prior to the date of the execution of this Agreement, and, pursuant to the Commitment Letter, Parent has commitments to enable it to borrow sufficient funds to permit Parent to consummate the Transactions.

         SECTION 5.09. Fairness Opinion. The Parent Board has received the written opinion (the "Fairness Opinion") of Chase Securities, Inc. to the effect that, as of the date of this Agreement, the consideration to be paid by Parent in the KSHC Merger pursuant to this Agreement and the consideration to be paid by Parent to Schwartz pursuant to the Schwartz Stock Purchase Agreement, taken as a whole, is fair to Parent, from a financial point of view.


                                   ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.01. Conduct of Business by the KSHC Entities Pending the KSHC Merger. Except as contemplated by this Agreement (including, without limitation, with respect to any action set forth under Article VIII or IX or otherwise in connection with the Transactions) or as set forth in the KSHC Disclosure Schedule, during the period from the date of this Agreement to the Effective Time (i) KSHC shall, and shall cause each other KSHC Entity to, conduct its operations in the ordinary course of business substantially consistent with past practice, (ii) KSHC shall not, and shall cause each other KSHC Entity not to, enter into any Acquisition Proposal other than any KSHC Approved Acquisition and
(iii) KSHC shall, and shall use all reasonable efforts to cause each other KSHC Entity to, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and other Persons having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement prior to the Effective Time, KSHC shall not, and shall not permit any other KSHC Entity to, without the prior written consent of Parent (except to the extent set forth in the KSHC Disclosure Schedule):

         (a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any shares of its capital stock of any class (including KSHC Common Stock), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, KSHC Common Stock outstanding on the date hereof;

         (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including KSHC Common Stock);

         (c) split, combine, subdivide or reclassify any shares of its capital stock or, except for Permitted Dividends, declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders of KSHC in their capacity as such;

         (d) other than in the ordinary course of business substantially consistent with past practices with respect to clauses (i) and (ii), below: (i) grant any increases in the compensation of any of its directors, officers or key employees, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any of the employee plans or benefit arrangements as in effect on the date hereof to any such director, officer or key employees, whether past or present, (iii) enter into any new or amend any existing employment or severance agreement with any such director, officer or key employee or (iv) except as may be required to comply with applicable law, become obligated under any new employee plan or benefit arrangement which was not in existence on the date hereof, or amend any such employee plan or benefit arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing or accelerating any benefits thereunder;

         (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of KSHC (other than with respect to the KSHC Merger, this Agreement and the Transactions);

         (f) make any acquisition or disposition, by means of merger, consolidation or otherwise, of any other business enterprise or operation (other than KSHC Approved Acquisitions);

         (g)      adopt any amendments to the KSHC Charter or KSHC By-Laws; or

         (h) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         SECTION 6.02. Conduct of Business by Parent Pending the Parent Merger. Except as contemplated by this Agreement or as set forth in the Parent Disclosure Schedule, during the period from the date of this Agreement to the Effective Time Parent will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary course of business substantially consistent with past practice and except as otherwise permitted in this Agreement, prior to the Effective Time, Parent will not, and will not permit any of its Subsidiaries to, without the prior written consent of KSHC (except to the extent set forth in the Parent Disclosure Schedule):

         (a) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Parent (other than the KSHC Merger);

         (b) make any acquisition or disposition, by means of merger, consolidation or otherwise, of any other material business enterprise or operation which would be inconsistent with, hinder, or prevent the satisfaction of any condition precedent to, the Transactions; or

         (c) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         SECTION 6.03. No Solicitation. (a) KSHC shall not, directly or indirectly, through any of its officers, directors, employees, representatives or agents, solicit or knowingly encourage the initiation of, or take any other action knowingly to facilitate, any inquiries or proposals regarding any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any Person concerning an Acquisition Proposal or provide any confidential information or data to any Person in furtherance of an Acquisition Proposal or such inquiries; provided, that discussions by KSHC may occur (but no letter of intent, agreement or understanding may be executed, entered into or reached) relating to an acquisition or series of related acquisitions by any such Person disclosed to and approved by Parent so long as any such transaction or series of related transactions shall not be inconsistent with, hinder, or prevent the satisfaction of any condition precedent to, the Transactions.

         (b) KSHC shall ensure that its officers, directors and employees and any investment banker or other advisor or representative retained by it are aware of the restrictions described in this Section 6.03.


                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

         SECTION 7.01. Access to Information. (a) Upon reasonable notice, KSHC, on the one hand, and Parent, on the other hand, shall, and shall cause each of the other KSHC Entities, in the case of KSHC, and each of the other Parent Entities, in the case of Parent to, afford to Authorized Representatives of Parent (in the case of KSHC) or the Authorized Representatives of KSHC (in the case of the Parent) access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records (including, without limitation, the work papers of independent accountants) and, during such period, shall, and shall cause each of its Subsidiaries to, furnish promptly to such Authorized Representatives all information concerning its Business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.01 shall affect or be deemed to modify any of the respective representations or warranties made by KSHC or Parent; provided, however, that KSHC or Parent shall be under no obligation to afford access to or furnish any non-coded site-specific information to Parent or its Authorized Representatives or the KSHC Entities or their

Authorized Representatives, as the case may be, until the applicable Phase III Confidentiality Agreement has been executed.

         (b) All confidential information respecting each of the KSHC Entities obtained by Parent pursuant to this Section 7.01 or prior to the Closing Date shall be kept confidential in accordance with the Confidentiality Agreements.

         (c) All confidential information respecting Parent and its Subsidiaries obtained by KSHC pursuant to this Section 7.01 or prior to the Closing Date shall be kept confidential in accordance with the Confidentiality Agreements.

         SECTION 7.02. Consents; Approvals. (a) Except as otherwise provided in
Section 7.02(b), each of KSHC and Parent shall use its commercially reasonable efforts to obtain all Regulatory Consents and Parent and KSHC shall make all filings (including, without limitation, all filings with Governmental Bodies), in each case required in connection with the authorization, execution and delivery of this Agreement by KSHC and Parent and the consummation by them of the Transactions. KSHC and Parent shall furnish all information required to be included for any application or other filing to be made pursuant to the rules and regulations of any Governmental Body in connection with the Transactions.

         (b) Each of KSHC and Parent shall use its best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. Subject to the terms and conditions of this Agreement, KSHC and Parent shall take all such further action as may be necessary under the HSR Act applicable to or necessary for, and will file and, if appropriate, use its best efforts to have declared effective or approved all additional documents and notifications with the FTC and the Antitrust Division and other Governmental Bodies that they deem necessary or appropriate for the consummation of the Transactions, and each of KSHC and Parent shall give each other party hereto all information reasonably requested by such other party pertaining to it and its Subsidiaries and Affiliates reasonably necessary to enable such other party to take such actions and prepare such documents and notifications, provided, however, that none of KSHC or Parent shall be required pursuant to this Section 7.02(b) to divest any material portion of its Business in order to comply with the HSR Act.

         SECTION 7.03. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, to obtain in a timely manner all necessary waivers, consents and approvals (other than, in the case of KSHC, Third Party Consents) and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement, in each such case as promptly as possible. The parties hereto agree to promptly execute if requested by the Designated Accounting Firm or Designated Engineer an engagement letter subject to reasonable terms and conditions. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the KSHC

Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of KSHC and KSHC Merger Sub, the officers and directors of KSHC and KSHC Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action. The foregoing covenant shall not include any obligation by KSHC or Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of KSHC or Parent, as the case may be.

         SECTION 7.04. Public Announcements. KSHC and Parent shall consult with each other before issuing any press release with respect to the KSHC Merger or this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that in the case of announcements which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement by the party so required to do so by law shall not constitute a breach of this Agreement.

         SECTION 7.05. Listing of Parent Shares. Parent shall cause the Merger Shares to be listed, upon official notice of issuance, on the NYSE no later than the Effective Time.

         SECTION 7.06. Payment of Transfer Taxes. Parent shall promptly pay all Transfer Taxes arising out of or in connection with the Transactions, and shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, KSHC, its respective Subsidiaries and Affiliates and its shareholders against all Losses prior to, at or after the Effective Time, with respect to such Transfer Taxes. Parent shall file all necessary documentation and returns with respect to such Transfer Taxes with the reasonable cooperation of KSHC.

         SECTION 7.07. Parent Financing. Parent agrees to promptly notify KSHC if the Commitment Letter expires, is repudiated or revoked or otherwise is or becomes invalid. Parent shall use its best efforts to maintain the validity of the Commitment Letter and otherwise to obtain all financing necessary to consummate the Transactions and to satisfy each of the KSHC Merger Sub's obligations hereunder. Parent shall keep KSHC apprised at all times of the status of discussion respecting all financing arrangements of Parent and its Subsidiaries.

         SECTION 7.08. Indemnity; Insurance. (a) From and after the Effective
Time:

         (i) the KSHC Surviving Corporation and Parent shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, each Person who is now, or has been at any time prior to the date hereof, an officer, director, shareholder, member or partner of any KSHC Entity or trustees of any Benefit Plan thereof (collectively, the "KSHC Indemnified Parties") against all Losses in connection with any Action arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at, prior to or after the Effective Time. In the event of any such Action (A) any KSHC Indemnified Party wishing to claim indemnification shall promptly notify the KSHC Surviving Corporation and Parent thereof, (B) the KSHC Surviving Corporation and Parent shall promptly pay the reasonable fees and expenses of counsel selected by the KSHC Indemnified Party in advance of the final disposition of any such Action to the full extent permitted by applicable law, and (C) the KSHC Surviving Corporation and Parent shall cooperate in the defense of such matter; provided, however, that the KSHC Surviving Corporation and Parent shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         (b) The KSHC Surviving Corporation and Parent shall keep in effect provisions in their respective certificates of incorporation and by-laws providing for exculpation of director and officer liability and indemnification of directors and officers (including, as applicable, the Indemnified Parties) to the fullest extent permitted under the NYBCL, in the case of the KSHC Surviving Corporation, or under Tennessee law, in the case of Parent, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the KSHC Indemnified Parties' right of indemnification.

         (c) For a period of six years after the Effective Time, the KSHC Surviving Corporation and Parent shall cause to be maintained officers' and directors' liability insurance covering the KSHC Indemnified Parties, as applicable, on terms substantially no less favorable to the KSHC Indemnified Parties than such insurance covering current officers and directors of Parent.

         (d)      The provisions of this Section 7.08 shall survive the

consummation of the KSHC Merger and are expressly intended for the benefit of each KSHC Indemnified Party.

         SECTION 7.09. Delivery of Pre-Closing Documents.

         (a) No later than 45 calendar days prior to the Closing Date, KSHC shall have prepared and delivered to Parent each of the following (the "KSHC Pre-Closing Documents"): (i) the KSHC Five Month Financial Statements and the KSHC Adjusted EBITDA Report; (ii) the KSHC Closing Cash Consideration Adjustment Schedule; and (iii) the KSHC Final Adjusted EBITDA Schedule.

         (b) Upon receipt of any of the KSHC Pre-Closing Documents Parent and its representatives shall have a 20-calendar day review period to review such document. If Parent shall dispute any item included (or not included) in such KSHC Pre-Closing Documents, then, within such review period, it shall provide KSHC with a written notice specifying in reasonable detail each of the items of dispute. Parent and KSHC shall attempt to resolve in good faith and by mutual agreement the items in dispute within a 20-calendar day review period subsequent to the receipt of Parent's written notice of disagreement by KSHC. Failing agreement on any item in dispute within such resolution period, the parties shall submit such items in dispute for resolution to the Designated Accounting Firm, which shall resolve such items in dispute within a 10-day determination period following submission of such items in dispute to such Designated Accounting Firm, based solely on written presentations by Parent and KSHC and not by independent review, and render a report to the parties upon such disputed matters and such determination shall be final and binding on the parties hereto. Such determination by the Designated Accounting Firm, when made, shall be (i) within the range of proposals established for such dispute by Parent and KSHC and (ii) deemed to be an agreement on the issues so determined between the parties and shall be conclusive and binding. The fees and expenses of the Designated Accounting Firm shall be borne equally by Parent and KSHC (in the case of disputes related to any KSHC Pre-Closing Document).

         SECTION 7.10. Accountant Consents. KSHC will use commercially reasonable efforts to have the KSHC Accountants execute consents in connection with the inclusion of the KSHC Financial Statements and KSHC Five Month Financial Statements in registration statements and other SEC filings of Parent.

         SECTION 7.11. Releases. Parent shall use its commercially reasonable efforts to obtain the release of each of the KSHC Initial Shareholders, on the Closing Date, from any and all guarantees made by any such KSHC Initial Shareholder in connection with (i) any KSHC Assumed Indebtedness and (ii) any letters of credit or similar instruments of any KSHC Entity assumed by Parent as a result of the consummation of the KSHC Merger by providing replacement guarantees, letters of credit for the account of Parent or any Subsidiary thereof, or other reasonable financial assurances.

         SECTION 7.12. Designated Transactions by Katz or Schwartz. Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time:

         (a) In the event that Katz or Schwartz, as the case may be, proposes to Parent to acquire commercial real property or a long-term leasehold in respect of commercial property in excess of 50 years, in each case that is reasonably likely to be used in the Business, by notice in writing to Parent setting forth the proposed consideration, description of property and any other terms Katz or Schwartz, as the case may be, deems material (a "Property Acquisition Notice") and Parent notifies Katz or Schwartz in writing within 15 calendar days after receipt by Parent of the Property Acquisition Notice that Parent wishes to acquire up to 50% of all of the interests offered to Katz or Schwartz, Katz or Schwartz, as the case may be, may purchase, directly or indirectly (other than by KSHC and its Subsidiaries), solely as a passive investment, such other offered interest in any such commercial real property or a long-term leasehold in excess of 50 years; provided, that, Parent shall have the right to manage or lease any parking facility acquired on commercially reasonable terms and conditions, when and to the extent such facility becomes reasonably available; and provided, further, that Katz or Schwartz or their respective Affiliates may not actively participate, directly or indirectly, in the operation of any such parking facility acquired.

         (b) In the event that Katz or Schwartz delivers to Parent a Property Acquisition Notice and Parent notifies Katz or Schwartz, as the case may be, in writing within 15 calendar days after receipt of such notice that Parent does not wish to purchase any of the interests offered to Katz or Schwartz, as the case may be (or Katz or Schwartz, as the case may be, does not receive any written notice from Parent within such 15 calendar day period), Katz or Schwartz may purchase, directly or indirectly (other than by KSHC and its Subsidiaries), solely as a passive investment, up to 100% of the interests to be acquired; provided, that Katz or Schwartz or their respective Affiliates may not actively participate, directly or indirectly, in the operation of any such parking facility acquired; and provided, further, that such acquisition is subject to subsection 7.12(c), below.

         (c)      (i)      If the events described in subsection 7.12(b), above,
occur, Katz or Schwartz, as the case may be, shall give Parent written notice of the consummation of such acquisition and, in the case of any available parking facility acquired, shall set forth the proposed terms and conditions of any management contract or lease in connection therewith, including the proposed consideration, term, and any other provisions which Katz or Schwartz deems material.

                  (ii) Parent shall have 20 calendar days from receipt of such notice to review such terms and conditions and enter into a management agreement or lease with Katz or Schwartz or their respective Affiliates (other than KSHC and its Subsidiaries) on such terms and conditions. If, at the end of such 20 calendar day period, Parent has elected not to enter into a management agreement or lease on such terms and conditions, Katz or Schwartz or their respective Affiliates (other than KSHC and its Subsidiaries) may enter into a management agreement or lease with any third party on substantially no less favorable terms.

                  (iii) If Katz or Schwartz or their respective Affiliates (other than KSHC and its Subsidiaries) does not enter into any such management agreement or lease with a third party, then Katz or his Affiliates (other than KSHC and its Subsidiaries) may either (A) elect not to enter into any such management agreement or lease, subject to the proviso set forth in Section 7.12(b) or (B) propose revised terms and conditions for any such management agreement that would remain subject to the procedures set forth in clauses (i) and (ii) of this subsection 7.12(c).

         SECTION 7.13. Atlantic City Property. Parent shall give KSHC notice in writing no later than 30 calendar days after the date hereof as to whether or not Parent elects to treat item no. 11 on Schedule 4.13 of the KSHC Disclosure Schedule as an Investment Asset to be included on Schedule K-3 and distributed to the KSHC Initial Shareholders from assets owned by the KSHC Entities prior to the Closing Date.

         SECTION 7.14. Financial Statement Compliance. KSHC shall cause the officers and senior managers of each of the KSHC Entities to cooperate with the KSHC Accountants and KPMG Peat Marwick in connection with the preparation of the Financial Statements and the Five Month Financial Statements in compliance with applicable securities law requirements.

         SECTION 7.15. Special Philadelphia Asset. Notwithstanding anything in this Agreement or the Lock-Up Agreement to the contrary, the Special Philadelphia Asset shall be treated as an Investment Asset set forth on Schedule K-3 that will be sold to Katz in a sale transaction at a cash purchase price to be mutually agreed between Katz and KSHC prior to Closing; provided that, notwithstanding the foregoing, the Special Philadelphia Asset shall be deemed owned by KSHC on and prior to the Closing Date for the purpose of the calculation of the consideration to be paid to Katz on the Closing Date (excluding any KSHC Post Closing Adjustment Consideration) pursuant to the KSHC Merger, EBITDA, KSHC Target EBITDA KSHC Adjusted EBITDA or KSHC Final Adjusted EBITDA, the representations and warranties set forth in the last sentence of Section 4.07(a) and the condition precedent set forth in Section 8.02(e), but shall be treated as a KSHC Designated Entity for all other purposes; provided, further that Parent shall have the right, at its option, to remove the Special Philadelphia Asset as an Investment Asset to be sold by KSHC to Katz prior to the Closing, by written notice from Parent to KSHC given no later than seven Business Days prior to the Closing Date. In the event that Katz purchases the Special Philadelphia Asset pursuant to this
Section 7.15, the cash consideration paid by Katz to KSHC for such asset shall not be treated, to the extent retained by KSHC, as a Current Asset for purposes of determining Closing Date Net Working Capital, and any tax liability incurred by KSHC in connection with the sale of the Special Philadelphia Asset shall not be deemed a Current Liability for purposes of determining Closing Date Net Working Capital.


                                  ARTICLE VIII.

                         CONDITIONS TO THE TRANSACTIONS

         SECTION 8.01. Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each party to effect the KSHC Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect, nor shall any proceeding brought by a Governmental Body seeking any of the foregoing be pending;

         (b) The waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have expired or been earlier terminated; and

         (c) Each of Parent and Schwartz shall have entered into the Schwartz Stock Purchase Agreement and the transactions contemplated by the Schwartz Stock Purchase Agreement shall have been consummated prior to the Effective Time.

         SECTION 8.02. Additional Conditions to Obligations of Parent and Merger Subs. The obligations of Parent and KSHC Merger Sub to effect the KSHC Merger, shall also be subject to the following conditions:

         (a) The representations and warranties of KSHC contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause
(iii)), and (iii) where the failure of such representations and warranties taken together without regard to the materiality standards set forth therein to be true and correct does not have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective

Time, and Parent and KSHC Merger Sub shall have received certificates to such effect signed by a duly authorized officer of KSHC;

         (b) KSHC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and KSHC Merger Sub shall have received certificates to such effect signed by a duly authorized officer of KSHC;

         (c) Parent shall have received from KSHC an opinion of Morgan, Lewis & Bockius LLP, counsel to KSHC, in form and substance reasonably satisfactory to the parties hereto;

         (d)      Parent shall have received from KSHC (i) an opinion of Philip
A. Mittleman, General Counsel of KSHC, and/or (ii) such other counsel to the KSHC Initial Shareholders, as the case may be, in each case in form and substance reasonably satisfactory to the parties hereto;

         (e) The KSHC Adjusted EBITDA Report reflects KSHC Adjusted EBITDA of at least $5.7 million.

         (f) The Contracts set forth on Schedule 8.02(f) shall have been terminated or rescinded without any further liability to Parent or its Subsidiaries, or after the Closing Date to any KSHC Entity;

         (g) Parent shall not have received a KSHC Adjustment Event Notice within ten calendar days prior to the Closing Date;

         (h) Each of Schwartz and Katz shall have entered into each of the applicable Consulting Agreements; and

         (i) Katz and Schwartz shall have entered into the Registration Rights Agreement.

         SECTION 8.03. Additional Conditions to Obligations of KSHC. The obligations of KSHC to effect the KSHC Merger shall also be subject to the following conditions:

         (a) The representations and warranties of Parent and KSHC Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement,
(ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and KSHC shall have received a certificate to such effect signed by a duly authorized officer of Parent;

         (b) Parent and KSHC Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and KSHC shall have received a certificate to such effect signed by a duly authorized officer of Parent;

         (c) KSHC shall have received from Parent an opinion of Harwell Howard Hyne Gabbert & Manner, P.C., counsel to Parent and KSHC Merger Sub and Henry Abbott, General Counsel of Parent, as the case may be, in each case in form and substance reasonably satisfactory to the parties hereto;

         (d) The Merger Shares to be issued pursuant to the KSHC Merger and this Agreement shall have been duly authorized for listing on the NYSE, subject to official notice of issuance;

         (e) Parent shall have entered into each of the applicable Consulting Agreements; and

         (f)      Parent shall have entered into the Registration Rights
Agreement.

         SECTION 8.04. Third Party Consents. Notwithstanding anything contained in this Article VIII, the obtaining of any Third Party Consent by any Parent Entity or any KSHC Entity shall not be a condition to the obligations of any party hereto to effect the KSHC Merger.


                                   ARTICLE IX.

                                   TERMINATION

         SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of KSHC or Parent:

         (a) by mutual written consent duly authorized by the KSHC Board and the Parent Board; or

         (b) by KSHC or Parent, if the KSHC Merger shall not have been consummated by February 28, 1998; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Transactions to occur on or before such date); or

         (c) by KSHC or Parent, if a court of competent jurisdiction or Governmental Body shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the KSHC Merger; or

         (d) by Parent, if any representation, warranty, agreement or covenant of KSHC shall have become untrue such that the condition set forth in
Section 8.02(a) or 8.02(b) would not be satisfied (a "Terminating KSHC Breach"); provided, however, that if such Terminating KSHC Breach is capable of being cured by KSHC through the exercise of its best efforts prior to the 90th day following KSHC's obtaining notice of such breach and for so long as KSHC continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 9.01(d); or

         (e) by KSHC, if any representation, warranty, agreement or covenant of Parent, KSHC Merger Sub shall have become untrue such that the condition set forth in Section 8.03(a) or 8.03(b) would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is capable of being cured by Parent through the exercise of its best efforts prior to the 90th day following the Parent's obtaining notice of such breach and for so long as Parent continue to exercise such best efforts, KSHC may not terminate this Agreement under this Section 9.01(e).

         SECTION 9.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its Affiliates, directors, officers or shareholders except (a) as set forth in
Section 9.03 and Article X (other than Section 10.01) and (b) nothing herein shall relieve any party from liability for any wilful breach of any of its representations and warranties set forth herein or of any of its covenants or agreements set forth herein.

         SECTION 9.03. Fees and Expenses. (a) Subject to Section 9.03(b) and except as set forth on the Parent Disclosure Schedule or KSHC Disclosure Schedule, all fees and expenses incurred in connection with the Transactions, including without limitation, legal fees and disbursements and all financial advisory fees, shall be paid by the party incurring such expenses, whether or not the Transactions are consummated. All fees and expenses incurred on or prior to the Closing Date related to the Transactions shall be paid by KSHC on or prior to the Closing Date or accrued on the Closing Date Balance Sheet in accordance with GAAP. Notwithstanding the foregoing, Katz shall be solely responsible for the payment of $3 million of fees and expenses due and owing to The Blackstone Group L.P. which amount shall be payable on the Closing Date in immediately available funds by wire transfer to a bank account designated by The Blackstone Group L.P. at least two Business Days prior to Closing Date.

         (b) All expenses, including legal fees and disbursements, associated with any Regulatory Consent in connection with the Transactions shall be shared equally between Parent, on the one hand, and KSHC, on the other hand.

         (c) All prepayment penalties in respect of KSHC Assumed Indebtedness that are (i) required by the terms of the written agreements governing such Assumed Indebtedness to be prepaid by reason of, and are prepaid at or within a reasonable time following the consummation of, the Transactions, shall be paid by KSHC or (ii) not required to be prepaid pursuant to the Transactions, but Parent nevertheless elects to prepay such KSHC Assumed Indebtedness shall be paid one-half by Parent and one-half by KSHC.

                                   ARTICLE X.

                               GENERAL PROVISIONS

         SECTION 10.01. Effectiveness of Representations, Warranties and Agreements. (a) Except as otherwise provided in this Section 10.01, the representations, warranties, covenants and agreements of each party hereto contained herein or in any certificate, disclosure schedule or other instrument delivered pursuant hereto shall (i) be deemed to the extent expressly provided herein to be conditions to the KSHC Merger, and (ii) terminate at the Effective Time, including any rights arising out of any breach of any such representation, covenant, warranty or agreement, except that the provisions set forth in Article III, Sections 7.03, 7.06, 7.08 and 9.03 and this Article X shall survive termination indefinitely. The Confidentiality Agreements shall survive the Effective Time as provided therein.

         (b) Any disclosure made with reference to one or more sections of the Parent Disclosure Schedule, or the KSHC Disclosure Schedule shall be deemed disclosed with respect to any section of such schedule, notwithstanding the omission of a cross reference thereto, if such disclosure is made in such a way as to make its relevance to the information called for by another section of such schedule readily apparent.

         SECTION 10.02. No Other Representations and Warranties. Without limiting the generality of Sections 10.01 and this Section 10.02, each party agrees that neither it nor any Affiliate or shareholder thereof, nor any of their respective partners, officers, directors, employees or representatives makes, has made or shall be deemed to have made, any representation or warranty, express or implied, to any other party or to any Affiliate or shareholder thereof or any of their respective partners, members, officers, directors, employees or representatives with respect to (a) the execution and delivery of this Agreement or the Transactions; (b) any financial projections heretofore or hereafter delivered to or made available to any such Persons or their counsel, accountants, advisors, representatives or Affiliates, and agrees that it has not and will not rely on such financial projections in connection with its evaluation of any other party or the Transactions or (c) any information, statement or document heretofore or hereafter delivered to or made available to any such Persons or their counsel, accountants, advisors, representatives or Affiliates with respect to any other party or the businesses, operations or affairs of any other party, except (with respect to clauses (a) and (c) only) to the extent and as expressly covered by a representation and warranty contained in Articles IV or V hereof or contained in the Lock-Up Agreement, Shareholders' Agreement or the other agreements expressly referred to herein or therein.

         SECTION 10.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      If to Parent or KSHC Merger Sub, to:

                  Central Parking Corporation
                  2401 21st Avenue South,
                  Suite 200
                  Nashville, Tennessee 37212
                  Telecopier No:
                  Telephone No:
                  Attention: Monroe J. Carell, Jr.

                  With a copy to:

                  Harwell Howard Hyne Gabbert & Manner, P.C.
                  1800 First American Center
                  Nashville, Tennessee 37238
                  Telecopier No: (615) 251-1059
                  Telephone No:  (615) 256-0500
                  Attention: Mark Manner, Esq.

         (b)      If to KSHC:

                  Kinney System Holding Corp.
                  60 Madison Avenue
                  New York, New York 10010
                  Attention: Lewis Katz, Chairman

                  With a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178
                  Telecopier No: (212) 309-6273
                  Telephone No:  (212) 309-6000
                  Attention: Philip H. Werner, Esq.

         SECTION 10.04. Amendment. Except as otherwise provided herein, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 10.05. Waiver. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 10.06. Headings. The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

         SECTION 10.08. Entire Agreement. This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreements and the Lock-Up Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

         SECTION 10.09. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and (except for the rights of the KSHC Initial Shareholders under Article III and Section 7.12, and the KSHC Indemnified Parties under
Section 7.08) no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise. The provisions of
Article III and Section 7.08 may be enforced by the beneficiaries thereof.

         SECTION 10.10. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 10.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any principles of conflicts of law that might indicate the applicability of the laws of any jurisdiction other than the State of New York.

         SECTION 10.13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM THEREIN.

         SECTION 10.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        CENTRAL PARKING CORPORATION


                                        By:
                                           -------------------------------------
                                           Name
                                           Title:


                                        KINNEY SYSTEM HOLDING CORP.


                                        By:
                                           -------------------------------------
                                           Name
                                           Title:


                                        KSHC PARALLEL PARKING, INC.


                                        By:
                                           -------------------------------------
                                           Name
                                           Title: